Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-212579) pertaining to the 2003 Stock Option Plan, as amended, of Tikcro Technologies Ltd. of our report dated April 25, 2017, with respect to the financial statements of Tikcro Technologies Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2016 filed with the Securities and Exchange Commission.

/s/ Kost, Forer Gabbay and Kasierer
April 25, 2017	KOST, FORER GABBAY and KASIERER
Tel-Aviv, Israel	A Member of E Y Global